UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2005

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                               1-5740                             95-2039518
    (State or other jurisdiction            (Commission File Number)         (I.R.S. Employer Identification No.)
  of incorporation or organization)

               3050 East Hillcrest Drive
             Westlake Village, California                                        91362
       (Address of principal executive offices)                               (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Agreement.

Stock Purchase Agreement

         On December 20, 2005, DII Taiwan Corporation Ltd. ("DII"), a wholly owned subsidiary of Diodes Incorporated formed under the laws of Taiwan, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Anachip Corporation, a Taiwan corporation ("Anachip"), Lite-On Semiconductor Corporation ("LSC"), Shin Sheng Investment Limited ("SSIL") and Sun Shining Investment Corp. ("SSIC").

         The following description of the Stock Purchase Agreement (and the exhibits thereto) does not purport to be complete and is qualified in its entirety by reference to the copy of the Stock Purchase Agreement (and the exhibits thereto), which is filed as Exhibit 2.1 to this Report and is incorporated herein by this reference.

         Under the Stock Purchase Agreement, DII will purchase from LSC, SSIL and SSIC (collectively, the "Selling Stockholders") 40,470,212 of the 50,000,000 issued and outstanding shares of the capital stock of Anachip (collectively, the "Shares"). The purchase price will be NT$20.00 (approximately U.S.$0.60) per Share, for an aggregate purchase price of NT$809,404,240 (approximately U.S.$24.3 million). The purchase price will be payable in cash as follows: (i) NT$728,463,816 will be payable on the closing date and (ii) NT$80,940,424 (the "Holdback Amount") will be payable on December 31, 2006. DII will have the right to set off against the Holdback Amount the amount of any claim for indemnification arising under the Stock Purchase Agreement.

         The Stock Purchase Agreement contains customary representations and warranties. The representations and warranties have been made solely for the benefit of the parties to the Stock Purchase Agreement and should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules, (ii) are subject to the materiality standards set forth in the Stock Purchase Agreement, which may differ from what may be considered to be material by investors, and (iii) were made only as of the date of the Stock Purchase Agreement or such other date as specified in the Stock Purchase Agreement.

         The Stock Purchase Agreement provides for DII to be indemnified by the Selling Stockholders, subject to certain exceptions and limitations, for losses resulting from the breach of the representations, warranties and covenants of the Selling Stockholders or Anachip and certain tax liabilities. The obligations of DII and the Selling Stockholders to complete the purchase and sale of the Shares is subject to customary conditions. Any party may terminate the Stock Purchase Agreement if the closing has not occurred on or before March 31, 2006.

Proposed Merger

         In December 2005, DII purchased from employees and other stockholders of Anachip an aggregate of 9,383,613 additional shares of the capital stock of Anachip for NT$20.00 per share for an aggregate of NT$ 187,672,260 (approximately U.S.$5.6 million). Following the completion of the purchase and sale of the Shares, DII will hold more than 99% of the issued and outstanding shares of the capital stock of Anachip, and DII intends to merge with Anachip. In the merger, each outstanding share of the capital stock of Anachip (other than those held by DII) will be cancelled and, thereafter, will represent only the right to receive NT$20.00, subject to statutory appraisal rights.


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

Wafer Purchase Agreement

         Concurrent with the purchase and sale of the Shares, Anachip will enter into a Wafer Purchase Agreement (the "Wafer Purchase Agreement") with LSC, pursuant to which LSC will sell to Anachip, according to Anachip's requirements, during the two year period ending on December 31, 2007, wafers of the same or similar type, and meeting the same specifications, as those wafers currently being purchased from LSC by Anachip. Anachip will purchase such wafers on terms (including purchase price, delivery schedule, and payment terms) no less favorable to Anachip than those terms on which Anachip currently purchases such wafers from LSC; provided, however, that the purchase price will be the lower of the current price or the most favorable customer pricing. If the price of raw wafers increases by more than 20% within any six-month period, Anachip and LSC will renegotiate in good faith the price of wafers to reflect the cost increase.

         A copy of the proposed form of Wafer Purchase Agreement is attached as Exhibit B to the Stock Purchase Agreement.

Item 7.01.        Regulation FD Disclosure.

         On December 20, 2005, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Report.

         The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

         Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the expected benefits of the acquisition, including the acquisition being accretive to Diodes' 2006 earnings; the efficiencies, cost savings, market profile, financial strength, competitive ability and position of the combined company; and other statements identified by words such as "estimates," "expects," "projects," "plans" and similar expressions) are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the ability to obtain government approvals required for closing the acquisition; the risk that Anachip's business will not be integrated successfully into Diodes'; the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes' reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. Diodes undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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

Item 9.01.        Financial Statements and Exhibits.

         (c) Exhibits.

           Exhibit
           Number                              Description
           ------                              -----------

            2.1* Stock Purchase Agreement dated as of December 20, 2005, by and among DII Taiwan Corporation Ltd., Anachip Corporation, Lite-On Semiconductor Corporation, Shin Sheng Investment Limited and Sun Shining Investment Corp.

            99.1               Press release dated  December 20, 2005  entitled:
                               "Diodes Incorporated Signs Definitive Agreement for Anachip Acquisition: Acquisition Expected to be Accretive to 2006 Earnings."

-------------------------
* All schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 DIODES INCORPORATED

Date:    December 20, 2005                       By    /s/ Carl C. Wertz
                                                      --------------------------
                                                      Carl C. Wertz,
                                                      Chief Financial Officer


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

                                  EXHIBIT INDEX

           Exhibit
           Number                              Description
           ------                              -----------

            2.1* Stock Purchase Agreement dated as of December 20, 2005, by and among DII Taiwan Corporation Ltd., Anachip Corporation, Lite-On Semiconductor Corporation, Shin Sheng Investment Limited and Sun Shining Investment Corp.

            99.1               Press release dated December 20,  2005  entitled:
                               "Diodes Incorporated Signs Definitive Agreement for Anachip Acquisition: Acquisition Expected to be Accretive to 2006 Earnings."

-------------------------
* All schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.


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